Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1 of Adelt Design, Inc. (a development stage company), of our report dated June 3, 2011 on our audit of the financial statements of Adelt Design, Inc. as of May 31, 2011, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from inception on March 31, 2011 through May 31, 2011, and the reference to us under the caption “Experts.”

/s/ M&K CPAS, PLLC
Houston, Texas
June 3, 2011